                                                                    Exhibit 12.1

DAY INTERNATIONAL GROUP, INC.
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
YEAR ENDED DECEMBER 31, 1997

                                                                                     157 DAYS        208 DAYS
                                                                                       ENDED           ENDED
                                                                                       JUNE 6,     DECEMBER 31,
                                                       1993             1994            1995           1995            1996
                                                      --------         -------        -------         -------        ---------
FIXED CHARGES:
   Interest on debt (including amortization of
deferred financing fees)                              $      -         $     -        $     -         $ 9,697        $  16,373
   Amortization of debt discount and expense                 -               -              -               -                -
   Interest element of rentals                             295             241            100             137              270
   Fixed charges of unconsolidated subsidiary                -               -              -               -                -
                                                      --------         -------        -------         -------        ---------

        Total Fixed Charges                           $    295         $   241        $   100         $ 9,834        $  16,643
                                                      ========         =======        =======         =======        =========

PREFERRED DIVIDENDS:
   Amount Declared                                    $      -         $     -        $     -         $     -        $       -
                                                      ========         =======        =======         =======        =========

 Gross up to pretax based on 40% effective tax rate   $      -         $     -        $     -         $     -        $       -
                                                      ========         =======        =======         =======        =========

EARNINGS:
   Consolidated net (income) loss                     $  8,828         $12,587        $ 5,093         $(1,227)       $   3,007
   Add back:
     Extraordinary Charge                                    -               -              -               -                -
     Loss from discontinued operations                       -               -              -               -                -
     Consolidated provision for income taxes             7,149           9,205          3,488           (850)            2,000
     Income taxes of unconsolidated subsidiaries             -               -              -               -                -
     Fixed charges less interest capitalized               295             241            100           9,834           16,643
                                                      --------        --------        -------        --------        ---------
                                                        16,272          22,033          8,681           7,757           21,650

     Less - Undistributed earnings of less-than-50%
        owned affiliates                                     -               -              -               -                -
                                                      --------        --------        -------        --------        ---------
     Earnings                                         $ 16,272        $ 22,033        $ 8,681        $  7,757        $  21,650
                                                      ========        ========        =======        ========        =========
Ratio of earnings to fixed charges                       55.10           91.42          86.81            0.79             1.30
                                                      ========        ========        =======        ========        =========
Ratio of earnings to fixed charges and preferred
   dividends                                             55.10           91.42          86.81            0.79             1.30
                                                      ========        ========        =======        ========        =========
Ratio of earnings to fixed charges adjusted for the
   Compensation and Related Transaction Costs of
   $18,489                                               55.10           91.42          86.81            0.79             1.30
                                                      ========        ========        =======        ========        =========
Shortfall                                                                                            $  2,077





                                                                     PRO FORMA
                                                        1997            1997
                                                       --------       --------
FIXED CHARGES:
   Interest on debt (including amortization of
deferred financing fees)                               $ 15,926       $ 27,350
   Amortization of debt discount and expense                  -              -
   Interest element of rentals                              260            260
   Fixed charges of unconsolidated subsidiary                 -              -
                                                       --------       --------

        Total Fixed Charges                            $ 16,186       $ 27,610
                                                       ========       ========

PREFERRED DIVIDENDS:
   Amount Declared                                     $      -       $  4,288
                                                       ========       ========

 Gross up to pretax based on 40% effective tax rate    $      -       $  7,146
                                                       ========       ========

EARNINGS:
   Consolidated net (income) loss                       $ 7,917       $(12,485)
   Add back:
     Extraordinary Charge                                     -              -
     Loss from discontinued operations                        -              -
     Consolidated provision for income taxes              5,939         (2,662)
     Income taxes of unconsolidated subsidiaries              -              -
     Fixed charges less interest capitalized             16,186         27,610
                                                       --------       --------
                                                         30,042         12,463

     Less - Undistributed earnings of less-than-50%
        owned affiliates                                      -              -
                                                       --------       --------
     Earnings                                          $ 30,042       $ 12,463
                                                       ========       ========
Ratio of earnings to fixed charges                         1.86           0.45       Shortfall  $ 15,147
                                                       ========       ========                  ========
Ratio of earnings to fixed charges and preferred
   dividends                                               1.86           0.36       Shortfall  $ 22,293
                                                       ========       ========                  ========
Ratio of earnings to fixed charges adjusted for the
   Compensation and Related Transaction Costs of
   $18,489                                                 1.86           1.12       Excess     $  3,342
                                                       ========       ========                  ========
Shortfall

DAY INTERNATIONAL GROUP, INC.
EBITDA CALCULATION
1993 THROUGH 1997


                                                                                            208 DAYS
                                                                             157 DAYS         ENDED
                                                                               ENDED          1995
                                                                              JUNE 6,      DECEMBER 31,    COMBINED
                                                 1993           1994           1995           1995           1995            1996
                                                -------        -------        -------        -------        -------        -------

Net Income (Loss)                                 8,828         12,587          5,093         (1,227)         3,866          3,007
Plus:
   Income Taxes (Benefit)                         7,149          9,205          3,488           (850)         2,638          2,000
   Interest Expense                                                                            9,697          9,697         16,373
   Other (Income) Expense                          (222)          (453)          (577)           952            375           (219)
   Amortization                                   5,261          5,212          2,258          8,310         10,568         10,724
   Depreciation                                   4,526          4,725          2,120          2,415          4,535          4,384
   Compensation and related transaction
     costs
Less - Amortization of Deferred Financing
   Costs (included in interest expense)              --             --             --           (567)          (567)        (1,000)
                                                -------        -------        -------        -------        -------        -------

EBITDA                                           25,542         31,276         12,382         18,730         31,112         35,269
                                                =======        =======        =======        =======        =======        =======

EBITDA Includes:
   Chairman's Salary                                                                              58             58            100
   D&T Audit Fees                                                                                120            120            120
   AIP Management Fees                                                                           455            455            920
   D&O Insurance                                     --             --             --             25             25             25
                                                -------        -------        -------        -------        -------        -------

ADJUSTED EBITDA                                  25,542         31,276         12,382         19,388         31,770         36,434
                                                =======        =======        =======        =======        =======        =======



                                                              PRO FORMA
                                                   1997           1997
                                                 -------        -------
Net Income (Loss)                                  7,917        (12,485)
Plus:
   Income Taxes (Benefit)                          5,939         (2,662)
   Interest Expense                               15,926         27,350
   Other (Income) Expense                            629            629
   Amortization                                    7,827          9,070
   Depreciation                                    5,238          5,238
   Compensation and related transaction
     costs                                                       17,789
Less - Amortization of Deferred Financing
   Costs (included in interest expense)             (966)        (2,209)
                                                 -------        -------

EBITDA                                            42,510         42,720
                                                 =======        =======

EBITDA Includes:
   Chairman's Salary                                 289             --
   D&T Audit Fees                                    120            120
   AIP Management Fees                               896            925
   D&O Insurance                                      20             20
                                                 -------        -------

ADJUSTED EBITDA                                   43,835         43,785
                                                 =======        =======

DAY INTERNATIONAL GROUP, INC.
CASH INTEREST CALCULATION
1993 THROUGH 1997




                                                                  PRO FORMA
                                                        1997        1997
                                                      ---------   --------
Cash Paid for Interest per Cash Flow Statement          15,015      15,015
Eliminate Interest on Old Credit Facility                           (3,835)
Interest on New Credit Facility                                      3,091
Interest on New Indentures                                          10,925
Unknown Difference                                                     (55)
                                                                  --------
                                                                    25,141
                                                                  ========

DAY INTERNATIONAL GROUP, INC.
TOTAL DEBT CALCULATION
1993 THROUGH 1997




                                                         PRO FORMA
                                             1997          1997
                                           --------      --------
New Credit Facility                                        40,000
Old Indenture                                             100,000
Interest on New Credit Facility                           114,584
Assumed Revolver Drawdown                                     542
Unknown Difference                                              -
                                                         --------
                                                          255,126
                                                         ========